EXHIBIT 99.1

FEEL THE WORLD, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2026 AND 2025

UNAUDITED

Feel The World, Inc.

D.B.A. Xero Shoes

Condensed Consolidated Financial Statements (Unaudited)

F-1

FEEL THE WORLD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

As of March 31, 2026 and December 31, 2025

	March 31, 2026	December 31, 2025
ASSETS	As Restated	As Restated

Current assets:
Cash	$5,598,365	$10,134,276
Accounts receivable, net	4,342,141	2,561,561
Inventory	18,240,153	15,423,514
Inventory in transit	840,796	6,908,124
Income tax receivable	809,546	858,965
Prepaid expenses	500,363	411,932
Total current assets	30,331,364	36,298,372

Property and equipment, net	946,569	1,012,288
Intangible assets, net	1,137,412	1,103,074
Deposits	112,399	118,770
Deferred tax assets	1,099,219	1,239,485
Operating lease right-of-use assets	2,010,626	2,193,211
Total assets	$35,637,589	$41,965,200

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$7,393,567	$14,584,878
Customer deposit	26,392	433,234
Deferred revenue	180,462	46,607
Income tax liability	106	—
Operating lease liability, current portion	881,097	807,749
Lines of credit, current portion, net	5,284,115	4,000,000
Total current liabilities	13,765,739	19,872,468

Long-term liabilities:
Operating lease liability, net current portion	1,332,179	1,599,553
Total long-term liabilities	1,332,179	1,599,553

Total liabilities	15,097,918	21,472,021

Commitments and contingencies	—	—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,798,604 and $20,291,321 as of March 31, 2026 and December 31, 2025, respectively	20,798,604	20,291,321
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 shares issued and outstanding, aggregate liquidation preference of $12,500,000 as of March 31, 2026 and December 31, 2025	4,859,967	4,859,967
Total temporary equity	25,658,571	25,151,288

Stockholders' equity (deficit):
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of March 31, 2026 and December 31, 2025	529	529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of March 31, 2026 and December 31, 2025	18	18
Additional paid-in capital	687,790	647,744
Treasury stock	(4,424)	(4,424)
Retained earnings/(accumulated deficit)	(4,939,913)	(4,905,233)
Accumulated other comprehensive income/(loss)	(862,900)	(396,743)
Total stockholders' equity (deficit)	(5,118,900)	(4,658,109)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$35,637,589	$41,965,200

See accompanying notes, which are an integral part of these condensed consolidated financial statements.

F-2

FEEL THE WORLD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

For the three months ended March 31, 2026 and 2025

	For the Three Months Ended
	March 31,
	2026	2025
	As Restated	As Restated

Revenue	$15,983,170	$15,231,278
Cost of revenue - product costs	6,483,128	6,746,521
Cost of revenue - fulfillment costs	1,854,456	2,151,374
Gross profit	7,645,586	6,333,383

Operating expenses:
General and administrative	1,519,698	1,435,830
Sales and marketing	3,750,162	3,987,558
Research and development	540,485	400,370
Operations	1,037,879	1,292,620
Total operating expenses	6,848,224	7,116,378

Income (loss) from operations	797,362	(782,995)

Other income (expense)
Interest expense	(88,791)	(108,439)
Loss on settlement	—	(406,719)
Other income (expense)	(49,845)	(138,682)
Total other expense	(138,636)	(653,840)

Net income (loss) before income taxes	658,726	(1,436,835)

Provision for income taxes	186,123	275,260

Net income (loss)	$472,603	$(1,712,095)

Other comprehensive income (loss)

Foreign currency translation (loss) gain	(466,157)	586,790

Total comprehensive income (loss)	$6,446	$(1,125,305)

Net income (loss)	$472,603	$(1,712,095)
Accretion of Series A redeemable convertible preferred stock to redemption value	(507,283)	(458,462)

Net loss attributable to common stockholders	$(34,680)	$(2,170,557)

Weighted average common shares outstanding, basic and diluted	5,465,687	5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.01)	$(0.40)

See accompanying notes, which are an integral part of these condensed consolidated financial statements.

F-3

FEEL THE WORLD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

For the three months ended March 31, 2026 and 2025

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2024, as restated	3,681,234	$18,457,474	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$604,464	$(1,043,815)	$(699,478)	$(1,142,706)

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	4,859,967	—	—	—	—	—	—	—	—	—	—
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	586,790	—	586,790
Accretion of Series A redeemable convertible preferred stock	—	458,462	—	—	—	—	—	—	—	—	—	—	(458,462)	(458,462)
Net loss	—	—	—	—	—	—	—	—	—	—	—		(1,712,095)	(1,712,095)

Ending balance, March 31, 2025, as restated	3,681,234	$18,915,936	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$604,464	$(457,025)	$(2,870,035)	$(2,764,473)

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2025, as restated	3,681,234	$20,291,321	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$647,744	$(396,743)	$(4,905,233)	$(4,658,109)

Stock compensation	—	—	—	—	—	—	—	—	—	—	40,046	—	—	40,046
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(466,157)	—	(466,157)
Accretion of Series A redeemable convertible preferred stock	—	507,283	—	—	—	—	—	—	—	—	—	—	(507,283)	(507,283)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	472,603	472,603

Ending balance, March 31, 2026, as restated	3,681,234	$20,798,604	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$687,790	$(862,900)	$(4,939,913)	$(5,118,900)

See accompanying notes, which are an integral part of these condensed consolidated financial statements.

F-4

FEEL THE WORLD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the three months ended March 31, 2026 and 2025

	For the Three Months Ended
	March 31,
	2026	2025

Cash flows from operating activities:
Net loss	$472,603	$(1,712,095)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of loan fees	22,645	—
Depreciation and amortization	106,504	114,764
Inventory adjustments	6	2,751
Deferred taxes	140,266	(42,795)
Stock based compensation	40,046	—
Write-off of unrecoverable cash	—	406,719
Credit loss expense	14,891	—
Changes in operating assets and liabilities:
Accounts receivable	(1,795,471)	(920,020)
Prepaid expenses	(88,431)	(203,687)
Income tax receivable	49,419	308,250
Deposits	6,371	(31,685)
Inventory	(2,816,645)	(2,479,206)
Inventory in transit	6,067,328	6,410,237
Operating lease right-of use asset	182,585	283,322
Accounts payable and accrued expenses	(7,191,311)	(949,527)
Income tax payable	106	(62,550)
Customer deposits	(406,842)	402,630
Operating lease liability	(194,026)	(228,855)
Deferred revenue	133,855	153,573
Net cash provided by (used in) operating activities	(5,256,101)	1,451,826

Cash flows from investing activities:
Additions to intangible assets	(53,219)	(38,397)
Purchase of property and equipment, net	(21,904)	(101,541)
Net cash used in investing activities:	(75,123)	(139,938)

Cash flows from financing activities:
Repayments on term loans	(4,000,000)	(100,000)
Proceeds lines of credit, net	5,261,470	—
Proceeds from the sale of senior preferred stock, net	—	4,859,967
Net cash provided by (used in) financing activities	1,261,470	4,759,967

Effect of foreign currency translation	(466,157)	586,790

Net increase (decrease) in cash	(4,535,911)	6,658,645

Cash, beginning of year	10,134,276	1,982,681

Cash, end of year	$5,598,365	$8,641,326

Supplemental disclosures of cash flow information:
Cash paid for interest	$66,145	$108,440
Cash paid for income taxes	$—	$—

See accompanying notes, which are an integral part of these condensed consolidated financial statements.

F-5

FEEL THE WORLD, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  (UNAUDITED)

As of March 31, 2026 and 2025 and for the periods then ended

NOTE 1: DESCRIPTION OF BUSINESS

Nature of Business

Feel The World, Inc. (the “Company”), is a corporation organized on December 17, 2010, under the laws of Delaware. The Company sells footwear to retailers, distributors, and direct to consumers. Feel the World EU B.V., a private limited liability company formed under the laws of the Netherlands on September 5, 2019, is a wholly owned subsidiary of the Company. Xero Shoes EU s.r.o., a private limited liability company formed under the laws of the Czech Republic on July 15, 2021, is a wholly owned subsidiary of Feel the World EU B.V. Feel the World UK Ltd. is a private limited liability company formed on September 7, 2023 under the law of the United Kingdom. Feel The World, Inc. and its subsidiaries are collectively referred to as the “Company”, “we”, “our”, and “us” in this report.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Basis of Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

The Company prepares consolidated financial statements in accordance with GAAP. These consolidated financial statements include all accounts of Feel the World, Inc., along with its fully owned subsidiaries, Feel the World EU B.V, Feel the World U.K, and Xero Shoes EU s.r.o. All transactions and balances between and among the aforementioned companies have been eliminated in consolidating the accounts for consolidated financial statement presentation. The accounting and reporting policies of the Company conform to GAAP.

Basis of Presentation – Interim Financial Statements

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial information. Accordingly, they do not include all disclosures, including certain notes, required by U.S. GAAP on an annual reporting basis. These condensed consolidated financial statements are unaudited and, in the opinion of management, reflect all normal recurring adjustments necessary to fairly present the financial position, results of operations, cash flows, and change in stockholders’ equity for the periods presented. Results for the periods presented are not necessarily indicative of the results that may be expected for any subsequent period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in this filing.

Foreign Currency

The consolidated financial statements are presented in United States Dollars, (“USD”), which is the reporting currency and the functional currency of the Company’s U.S. operations. The functional currency of the subsidiaries is their local currency. In accordance with ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their USD equivalents using foreign exchange rates which prevailed at the consolidated balance sheet date. Non-monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenue and expenses were translated at the prevailing rate of exchange at the date of the transaction. When it is impractical to track the exchange rates at the date of transactions, weighted average rates were applied as permitted by Topic 830. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included other income/(expense) on the consolidated statements of operations and comprehensive income/(loss). For the three months ended March 31, 2026, the foreign currency translation loss was $466,157. For the three months ended March 31, 2025, the foreign currency translation gain was $586,790.

Cash Equivalents and Concentration of Cash Balance

The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed insured limits provided by the Federal Deposit Insurance Corporation (“FDIC”) and its international equivalents. On March 31, 2026 and December 31, 2025, the Company’s cash balances exceeded such insured limits by $5,215,153 and $9,768,831, respectively. The Company has not experienced any losses as a result of these excess amounts.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are comprised of amounts billed and currently due from customers. Accounts receivable are amounts related to any unconditional right the Company has for receiving consideration and are presented as accounts receivable in the consolidated balance sheets. The Company maintains an allowance for credit losses for estimated losses resulting from the inability of our customers to make required payments. The Company employs the practical expedient to estimate expected credit losses for current accounts receivable by utilizing subsequent cash collections. The evaluation of subsequent cash collections was performed through June 22, 2026, for the reporting periods ended March 31, 2026 and 2025.

F-6

Three Months Ended
March 31, 2026
Beginning Balance	$2,561,561
Sales	15,983,170
Collections, net	(14,108,973)
Ending Balance	4,435,758
Allowances	(93,617)
Accounts Receivable, Net	$4,342,141

Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current industry trends, changes in customer payment terms, and specific customer situations. The Company’s normal collection cycle ranges between 30 and 60 days. Estimated uncollectible amounts are charged to earnings and a credit to allowance. Balances which remain outstanding after reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. The Company recorded an allowance for credit losses of $93,617 and $68,984 as of March 31, 2026 and December 31, 2025, respectively.

Three Months Ended
March 31, 2026
Beginning Balance	$68,984
Additions	24,633
Recoveries	—
Write-offs	—
Ending Balance	$93,617

Inventory Assets

Inventory is stated at the lower of cost or market and accounted for using the weighted average cost method. The inventory balances as of March 31, 2026 and December 31, 2025 consist of products purchased for resale and any materials the Company purchased to modify the products. The Company operates a warehouse to process sales, returns and exchanges in the United States and maintains agreements with third-party logistics providers in the Czech Republic, United Kingdom and the People’s Republic of China. The inventory held in the warehouses is finished goods available for resale. The Company regularly evaluates inventory for possible impairment and estimate inventory market value based on several subjective assumptions including estimated future demand and market conditions, as well as other observable factors such as current sell-through of the Company's products, recent changes in product demand, global and regional economic conditions, historical experience selling through liquidation and price discounted channels, and the amount of inventory on hand. If the estimated inventory market value is less than the carrying value, the carrying value is adjusted to market value and the resulting impairment charge is recorded in cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). The Company wrote off inventory worth $6 and $414 during the three months ended March 31, 2026 and the year ended December 31, 2025, respectively. The write-off amount for both years includes inventory impairment, loss, disposal for damaged inventory due to returns or quality control issues. Some of these shoes were destroyed, and the majority were donated to charity. Once an inventory write-down is recorded, it is not reversed even if the net realizable value subsequently increases.

Inventory in Transit

Inventory in transit includes products manufactured for sale that have been shipped by the suppliers but have not yet been received at our warehouses.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. Depreciation for footwear molds and lasts of $56,026 and $85,039 are included in cost of revenue for the three months ended March 31, 2026 and 2025, respectively. The balances as of March 31, 2026 and December 31, 2025 mainly consist of footwear manufacturing assets and equipment assets with 3-10 year lives.

F-7

Capital assets as of March 31, 2026 and December 31, 2025 and depreciation expense for the three months ended March 31, 2026 and the year ended December 31, 2025 are as follows:

	March 31, 2026	December 31, 2025
Footwear molds	$2,528,502	$2,493,312
Footwear lasts	21,840	21,840
Furniture and equipment	839,961	826,400
Trade show booth	38,129	37,066
Website	30,000	30,000
Leasehold improvements	158,768	158,768
	3,617,200	3,567,386
Accumulated depreciation	(2,670,631)	(2,555,098)
Property and equipment, net	$946,569	$1,012,288
Depreciation expense	$102,623	$424,248

Leases and Leasehold Improvements

We determine if an arrangement is, or contains, a lease at inception of the contract. As a lessee, we consider a contract to be, or contain, a lease if the contract conveys the right to control the use of an identified asset in exchange for consideration. We recognize in the consolidated balance sheets the obligation to make lease payments and a right-of-use (“ROU”) asset representing our right to use the underlying asset for the lease term. As an accounting policy election, we do not record leases with an initial term of 12 months or less on the consolidated balance sheets, instead we recognize lease expense for these leases on a straight-line basis over the lease term. Additionally, we elected the practical expedients made available under the updates as our accounting policy to not separate lease and non-lease components by class of underlying asset. For leases that commenced before January 1, 2023, we have applied the modified retrospective transition method which resulted in comparative information not being restated. The new lease accounting standard, ASC Topic 842, Leases, provides several optional practical expedients for transition. We elected the package of practical expedients, which permits us to not reassess our prior conclusions about lease identification, lease classification and initial direct costs.

Right-of-use assets and liabilities are initially measured at the present value of lease payments over the lease term, discounted using the interest rate implicit in the lease at the commencement date. ROU assets are adjusted for any lease payments made prior to lease commencement, lease incentives, and accrued rent. If the rate implicit in the lease cannot be readily determined, we discount the lease using our incremental borrowing rates. Our leases may include options to extend or terminate the lease. When it is reasonably certain that we will exercise such an option, the lease term includes those periods. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable costs, such as maintenance expenses, property taxes, property insurance, transaction-based lease payments and index-based rate increases, are expensed as incurred. Right-of-use assets are reviewed for impairment when events or circumstances indicate that the carrying amount may not be recoverable. For operating leases, if deemed impaired, the ROU asset is written down and the remaining balance is subsequently amortized on a straight-line basis.

Any leasehold improvements made by the Company to the underlying assets for the need of our operations are capitalized and recognized separately from the ROU assets. The leasehold improvements are subsequently amortized over the shorter of the useful life of leasehold improvements or the remaining lease term.

Intangible Assets and Impairment of Long-Lived Assets

There are numerous patents and trademarks important to the Company’s business. Most of our trademarks are registered. As long as the Company intends to continue using its trademarks, they are renewed indefinitely. The Company files for and actively defends its patents. Patents are amortized over a 20-year useful life with patent amortization expense of $3,881 and $0 for the three months ended March 31, 2026 and 2025, respectively.  Internal-use software is amortized over a 3-5 year useful life with amortization expense of $15,000 and $0 for the three months ended March 31, 2026 and 2025, respectively.

The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of an asset is less than its carrying amount, then the Company records impairment of the asset.

F-8

Fair Value of Financial Instruments

Management applies fair value accounting for significant financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements. Management defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, management considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.
•	Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers. The Company performs ongoing internal credit evaluations of its customers’ financial condition, obtains deposits and limits the amount of credit extended when deemed necessary but generally requires no collateral.

Significant customers are those which represent more than 10% of the Company’s revenue for each period presented, or the Company’s accounts receivable balance as of each respective consolidated balance sheet date. For each significant customer, revenue as a percentage of total revenue and accounts receivable as a percentage of total net accounts receivable are as follows:

	Revenue		Accounts Receivable
	For the three months ended March 31,
Customers	2026	2025	2026	2025
Customer A	13%	6%	20%	19%
Customer B	4%	4%	13%	12%

Accounts Payable

Any contractual obligations for payments stemming from goods and services delivered by our suppliers and vendors are recognized in the reporting periods when costs and expenses are incurred but no payment arrangements have been made.

Customer Deposits

At the time an order is placed, some international distributors pay a portion of their order or full amount based on the payment terms and conditions stipulated in their contracts with the Company. In accordance with revenue recognition policies (see below), these amounts are recorded as a liability until all revenue recognition conditions have been met.

Contract Balances

Contract assets arise when the revenue associated prior to the Company’s unconditional right to receive a payment under a contract with a customer (i.e., unbilled revenue) and are derecognized when either it becomes a receivable or the cash is received. There were no contract assets as of March 31, 2026 and December 31, 2025.

F-9

Contract liabilities arise when customers remit cash payments for orders in advance of the Company satisfying its performance obligations under the contract and are derecognized when the revenue associated with the contract is recognized when the performance obligation is satisfied through the shipment of customer orders. Contract liabilities are almost exclusively related to remittances of online direct to consumer product sales and are typically satisfied within one week of occurrence. Contract liabilities were $180,462 and $46,607 as of March 31, 2026 and December 31, 2025, respectively. All revenue associated with contract liabilities as of December 31, 2025 were recognized during the three months ended March 31, 2026.

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Beginning Balance	$46,607	$226,033
Prior year contract liabilities recognized as revenue in current year	(46,607)	(226,033)
Cash received in advance of performance	180,462	46,607
Other significant changes	—	—
Ending Balance	$180,462	$46,607

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 when shipment of goods to its customers has occurred satisfying its performance obligations, acceptance has been approved by its customers, the fee is fixed or determinable, and collection of any related receivable is probable. ASC Topic 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

Sales tax is collected on sales in all states with a sales tax and the District of Columbia. These taxes are recorded as a liability until remittance.  Liabilities are recorded for store credit issued to customers.

The Company generates revenues in two business segments: (1) the North American operations which includes all foreign distributors outside of Europe, and (2) European operations which includes the European Union countries and the Middle Eastern wholesale accounts. The Company primarily sells through three channels: direct-to-consumer, third-party platforms such as Amazon, and wholesale/distribution.

The following tables present the Company's revenues disaggregated by reportable operating segments and distribution channel:

	For the Three Months Ended
	March 31,
Net revenue by geography:	2026	2025
North America	$12,453,687	$10,944,236
Europe	3,529,483	4,287,042
Total	$15,983,170	$15,231,278

Net revenue by channel:	2026	2025
Direct-to-consumer	$8,652,441	$8,540,977
Wholesale/Distributor	7,316,243	6,042,406
Amazon	14,486	647,895
Total	$15,983,170	$15,231,278

Product sales	2026	2025
Gross product sales	$17,798,741	$17,644,610
Returns, allowances and chargebacks	(1,315,973)	(2,492,357)
Discounts	(742,514)	(509,460)
Net product sales	15,740,254	14,642,793
Shipping revenue	242,916	588,485
Total	$15,983,170	$15,231,278

F-10

The Company records an accrual for estimated product returns and warranty claims at the time revenue is recognized, in accordance with its returns and warranty policies. The accrual is based on historical experience, current trends, and management’s judgment. Historically, this allowance has ranged between approximately 12% and 15% of gross revenue. The allowance is reviewed monthly and adjusted as necessary to reflect management’s best estimate of future returns and warranty obligations.

Merchant Account Fees

The Company includes credit card merchant account fees as cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). For three months ended March 31, 2026 and 2025, the Company had merchant account fees of $323,560 and $200,500, respectively.

Shipping and Handling Costs and Fees

Shipping and handling costs are expensed as incurred and are included in cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). Shipping and handling fees billed to customers are included in revenues.

Advertising

Advertising costs are expensed as incurred.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2026 and December 31, 2025, the Company has evaluated available evidence and concluded that the Company may not realize all the benefits of its deferred tax assets; therefore, a valuation allowance has been established for its deferred tax assets.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option or warrant using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

The authoritative guidance also requires that the Company measures and recognizes stock-based compensation expense upon modification of the term of stock award. The stock-based compensation expense for such modification is accounted for as a repurchase of the original award and the issuance of a new award.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period. The Company also grants performance based restricted stock awards to employees and consultants. These awards will vest if certain employee\consultant-specific or company-designated performance targets are achieved. If minimum performance thresholds are achieved, each award will convert into a designated number of the Company’s common stock. If minimum performance thresholds are not achieved, then no shares will be issued. Based upon the expected levels of achievement, stock-based compensation is recognized on a straight-line basis over the requisite service period. The expected levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the consolidated statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period. Refer to Note 8.

F-11

Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings (loss) per share (“EPS”) on the face of the consolidated statements of operations and comprehensive income/(loss). Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2026 and December 31, 2025, the Company had 3,963,734 and 4,007,891, respectively, common stock equivalents outstanding.

Indemnification

The Company provides indemnification of varying scope to certain customers against claims of intellectual property infringement made by third parties arising from the use of the Company’s software. In accordance with authoritative guidance for accounting for guarantees, the Company evaluates estimated losses for such indemnification. The Company considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against the Company and no liability has been recorded in its consolidated financial statements.

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable it to recover any payments above the applicable policy retention.

Redeemable Preferred Stock

The Company evaluates each series of preferred stock at issuance to determine whether it should be classified as a liability, as temporary equity, or within permanent stockholders' equity (deficit), and reassesses that classification upon any modification of the instrument's terms.

Preferred stock is classified as a liability under ASC 480, Distinguishing Liabilities from Equity, if it is mandatorily redeemable, which is if the Company has an unconditional obligation to redeem the instrument by transferring assets at a specified or determinable date, or upon an event certain to occur, other than an obligation that arises only upon the liquidation or termination of the Company.

Preferred stock that is not classified as a liability is classified outside of permanent stockholders' equity (deficit), as temporary equity, if it is redeemable (i) at a fixed or determinable price on a fixed or determinable date, (ii) at the option of the holder, or (iii) upon the occurrence of an event that is not solely within the control of the Company, in accordance with ASC 480-10-S99. This determination is made without regard to the probability that any such event will occur. Preferred stock that is not redeemable, or that is redeemable only upon the occurrence of events solely within the Company's control, is classified within permanent stockholders' equity/(deficit).

Redeemable preferred stock is initially recorded at its fair value on the date of issuance, net of issuance costs. Issuance costs are recorded as a reduction of the carrying amount of the instrument and are not expensed. Subsequent to issuance, the Company measures redeemable preferred stock as follows:

•	An instrument is considered currently redeemable when the holder is presently able to require the Company to redeem the instrument, notwithstanding any customary notice or settlement period. The carrying amount of a currently redeemable instrument is adjusted to the maximum amount that would be payable upon redemption as of each balance sheet date, without regard to the likelihood that the holder will exercise the redemption right.

•	For an instrument that is not currently redeemable, the Company assesses at each reporting date whether it is probable that the instrument will become redeemable. If redemption is probable, the Company adjusts the carrying amount to the redemption amount as of the end of each reporting period, recognizing changes in the redemption amount immediately as they occur. ASC 480-10-S99 alternatively permits an entity to accrete changes in the redemption amount over the period from the date of issuance to the earliest redemption date using the interest method; the Company has elected the immediate recognition method and applies that election consistently to all redeemable equity instruments. If redemption is not probable, no adjustment to the carrying amount is recorded, and the Company reassesses that determination at each reporting date.

Reductions in the carrying amount of redeemable preferred stock are recognized only to the extent of increases previously recognized, and in no case is the carrying amount reduced below the instrument's initial carrying amount.

F-12

Increases and decreases in the carrying amount of redeemable preferred stock are treated in the same manner as dividends on nonredeemable stock and are recorded as charges or credits against retained earnings or, in the absence of retained earnings, against additional paid-in capital. Such amounts are deducted from, or added to, net loss in determining net loss attributable to common stockholders for purposes of computing net loss per share. See Notes 7 and 9.

Contingencies

The Company records a liability when the Company believes that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible, and the loss or range of loss can be estimated, the Company discloses the possible loss in the notes to the consolidated financial statements. The Company reviews the developments in its contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. The Company adjusts provisions and changes to its disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount.

Legal costs associated with loss contingencies are accrued based upon legal expenses incurred by the end of the reporting period.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to the allowance for credit losses, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Actual results could differ materially from those estimates

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 3: RELATED PARTY TRANSACTIONS

Equity Sale to TZP

On March 21, 2025, the Board of Directors approved an equity financing and issued 500,000 shares of Senior Preferred Stock to TZP Group Investments, L.P. at a purchase price of $10.00 per share, including participation by an entity affiliated with directors Jo-Anne Kruse and Marc Schneider, who are affiliated with TZP Group Holdings, L.P. and its related entities; after considering the terms of the financing and the related party relationships involved, the Board determined that the transaction is fair and in the best interests of the Company and its stockholders and was conducted on terms consistent with those that would be expected in an arm’s-length transaction. See discussions of the related redemption price on the preferred stock in Note 7. Series A holders’ presently exercisable right to compel redemption of $20,798,604.

Management Fees

During each of the three months ended March 31, 2026 and 2025, the Company paid $50,000 to TZP Group Investments Manager, LP for management fees. These expenses are included in general and administrative expense on the Company’s consolidated statements of operations and other comprehensive income/(loss).

F-13

NOTE 4: INTANGIBLE ASSETS

The Company capitalizes costs associated with software developed for internal use, including payroll for employees directly involved in development and external consulting fees, once the project has reached the application development stage in accordance with ASC 350-40.  Amortization is computed using the straight-line method over an estimated useful life of 3–5 years. The Company amortized $3,881 and $0 in costs related to new software development during the three months ended March 31, 2026 and 2025, respectively.

Patent and trademark values are reviewed annually for potential impairment. The Company determined that no impairment is currently warranted. The intangibles carrying amount as of March 31, 2026 and December 31, 2025 and amortization expense for the three months ended March 31, 2026 and the year ended December 31, 2025 are as follows:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Patents	$575,842	$536,341
Trademarks	394,048	393,426
Internal-use software	284,524	271,428
Intangible assets	1,254,414	1,201,195
Accumulated amortization	(117,002)	(98,121)
Intangible assets, net	$1,137,412	$1,103,074
Amortization expense	$18,881	$61,282

NOTE 5: BUSINESS LOANS AND LINES OF CREDIT

The Company’s outstanding borrowings consisted of the following as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Wells Fargo Line of Credit	$5,500,201	$—
JPMorgan Chase Line of Credit	—	4,000,000
Total Borrowings	5,500,201	4,000,000
Unamortized Debt Discounts	(216,086)	—
Total Borrowings, net	$5,284,115	$4,000,000

JP Morgan Chase Line of Credit

On November 12, 2024, the Company entered into a credit agreement with JP Morgan Chase comprised of a term commitment for $2,000,000 and a revolving commitment for $4,000,000. The term commitment had a maturity date of November 12, 2025, at which time payment of the full principal amount was due. The revolving commitment had a maturity on November 12, 2025. On February 2, 2023, the Company drew and utilized the full credit available under the revolving commitment of $4,000,000. In 2025, JPMorgan extended the maturity date of the revolving lines of credit to February of 2026.

 The interest rate for the revolving commitment is OFR plus 3.250%. For the year ending December 31, 2025, the weighted average interest rates for the revolving commitment was approximately 7.49%. Additionally, a commitment fee of 0.25% is paid on the unused balance of the revolving commitment. Borrowings under this credit agreement are secured by substantially all the assets of the Company.

The credit agreement required the Company to maintain a minimum total leverage ratio of 2.50 and a minimum fixed-charge coverage ratio of 1.20. Additionally, the credit agreement limits the Company’s indebtedness, in addition to various covenants. As of December 31, 2025, the Company was in compliance with all financial covenants under the credit agreement.

Wells Fargo Line of Credit

On February 5, 2026, the Company entered into a credit agreement with Wells Fargo for a revolving commitment of $12,000,000. The commitment has a maturity on February 5, 2029. The Company utilized $4,000,000 of the credit available under the revolving commitment to repay its maturing commitment to JP Morgan Chase.   The interest rate for the Wells Fargo revolving commitment is Daily Simple SOFR plus 2.250%.

The interest rate for the Wells Fargo revolving commitment is Daily Simple SOFR plus 2.250%.  For the three months ended March 31, 2026, the weighted average interest rates for the revolving commitment was approximately 5.91% Additionally, a commitment fee of 0.25% is paid on the unused balance of the revolving commitment. Borrowings under this credit agreement are secured by substantially all the assets of the Company.

The credit agreement requires the Company to maintain a minimum fixed-charge coverage ratio of 1.0 through June 2026 and a minimum of 1.1 from July 2026 forward. Additionally, the credit agreement limits the Company’s indebtedness, in addition to various covenants. As of March 31, 2026, the Company was in compliance with all financial covenants under the credit agreement.

As of March 31, 2026, the balance of the revolving commitment was $5,500,201 which is presented net of unamortized debt discounts of $216,086 for a carrying amount of $5,284,115 on the Company’s consolidated balance sheet. Total interest expense for the three months ended March 31, 2026 and 2025 was $88,791 and $108,439, respectively.

F-14

NOTE 6: LEASES

The Company operates in one leased location for office in Broomfield, Colorado and one leased warehouse location in Denver, Colorado. We also entered into master lease agreements for certain office equipment. Our operating leases expire at various dates through the year 2031 and generally include options for renewal. The exercise of lease renewal options is at the Company’s sole discretion. Our operating lease agreements do not contain any material residual value guarantees or material restrictive covenants. As of March 31, 2026, we had operating lease right-of-use assets and operating lease liabilities of $2,010,626 and $2,213,276, respectively. As of December 31, 2025, we had operating lease right-of-use assets and operating lease liabilities of $2,193,211 and $2,407,302, respectively.

The following table includes supplemental information related to operating leases:

	March 31, 2026	March 31, 2025
Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating lease	$242,674	$237,148
Weighted average remaining lease terms (years): Operating leases	4.03	5.06
Weighted average discount rate: Operating leases	8.48%	7.83%

The undiscounted cash flows for future maturities of the Company’s operating lease liabilities and the reconciliation to the operating lease liabilities recognized in the consolidated balance sheets are as follows:

March 31, 2026
2026 (nine months)	$740,361
2027	560,236
2028	347,676
2029	355,143
Thereafter	710,310
Total Lease Payments	2,713,726
Less: Imputed Interest	(400,450)
Present Value of Lease Liabilities	$2,313,276

NOTE 7: TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Stock

The Company’s amended Articles of Incorporation authorized 19,824,168 shares of Class A Voting Common Stock ($0.0001 par), 175,832 shares of Class B Non-Voting Common Stock ($0.0001 par), 3,681,234 shares of Series A Preferred Stock ($0.0001 par), and 500,000 shares of Senior Preferred Stock ($0.0001 par).

As of March 31, 2026 and December 31, 2025, the Company had 5,289,980 shares of Class A Voting Common Stock issued and outstanding. As of March 31, 2026 and December 31, 2025, the Company had 175,707 shares of Class B Non-Voting Common Stock issued and outstanding. The Company had 3,681,234 shares of Series A Preferred Stock issued and outstanding as of March 31, 2026 and December 31, 2025. Additionally, the Company has reserved 733,424 shares of Class A Voting Common Stock ($0.0001 par) for issuance under the 2016 Employee Stock Incentive Plan, of which 135,924 remain available for issuance as of March 31, 2026. 500,000 shares of Senior Preferred Stock were issued and outstanding as of March 31, 2026 and December 31, 2025.

The Class A Voting Common Stock and the Class B Non-Voting Common Stock are identical in all respects except that each holder of the Class A Voting Common Stock shall be entitled to cast one vote for each outstanding share while Class B Common Stock do not have voting rights. No holder of shares of Class A Voting Common Stock or Class B Non-Voting Common Stock shall be entitled to preemptive or subscription rights. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock of the Company are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock of the Company.

The holders of Series A Preferred Stock are entitled to various protective provisions and preferences. Holders of Series A Preferred Stock are entitled to vote on an as-converted basis with holders of Class A Common Stock and to appoint directors.

F-15

The holders of Series A Preferred Stock are entitled to dividend preferences over holders of Common Stock and to preferred dividends at a rate of 10% per annum of the original issue price ($12,500,000 as of March 31, 2026 and December 31, 2025), compounded annually. Holders of Senior Preferred Stock are entitled to dividends on an as-converted basis, when and if declared by the Board of Directors. Accrued dividends are payable only when, as, and if declared by the Board of Directors. As of March 31, 2026 and December 31, 2025, accrued dividends of $8,298,605 and $7,791,322, respectively, and were outstanding but undeclared. The dividend rates are subject to dilution protections.

The holders of Series A Preferred Stock are entitled to a liquidation preference over holders of Common Stock but subordinate to Senior Preferred Stock, at the original issuance price ($3.3956) per share plus any accrued and unpaid dividends, providing a total liquidation preference of $20,798,604 and $20,291,321, as of March 31, 2026 and December 31, 2025, respectively. The Series A Preferred Stock are convertible, at the holder’s election, into Class A Common Stock at a dilution protected rate that is currently 1:1. The Series A Preferred Stock are mandatorily convertible into Class A Common Stock if and upon a qualifying initial public offering, as defined in the articles of incorporation.

The Series A Preferred Stocks are subject to optional redemption at the holder’s election on or after December 2, 2024, at a price of the greater of the original issuance price ($3.3956 per share) plus any accrued and unpaid dividends or the fair value at the redemption date as agreed between the Company and the holders or based upon a third-party appraisal. As a result of its redemption provisions, the Series A Preferred Stock was not classified as part of stockholders’ equity in the accompanying consolidated balance sheets in accordance with ASC 480-10-S99, “SEC Materials”, and instead is excluded from stockholders’ equity and presented as temporary equity. The carrying balance is adjusted annually for accretion to the redemption value to reflect the accruing dividends on the Series A Preferred Stock.

Senior Preferred Stock is non-voting and is not convertible into common stock. Senior Preferred Stock is entitled to various rights, protections, and preferences, including a liquidation preference of 2.5 times the original issuance price of $10.00 per share, equating to $12,500,000 as of March 31, 2026 and December 31, 2025. During 2025, the Company issued 500,000 shares of Senior Preferred Stock to TZP Group Investments, LP, a related party, for gross proceeds of $5,000,000.

The Senior Preferred Stock ranks senior to the Series A Preferred Stock and to all classes of common stock with respect to distributions upon any liquidation, dissolution or winding up of the Company and upon a deemed liquidation event. Holders of Senior Preferred Stock are entitled to dividends only when, as and if declared by the Board of Directors. The Senior Preferred Stock does not accrue dividends, is not entitled to cumulative dividends, and does not participate in dividends declared on the common stock. No dividends have been declared or paid on the Senior Preferred Stock since issuance.

Because the Senior Preferred Stock is redeemable upon the occurrence of a deemed liquidation event, which is not an event solely within the control of the Company, the Senior Preferred Stock is presented outside of permanent stockholders' equity/(deficit) as temporary equity in the accompanying consolidated balance sheet in accordance with ASC 480-10-S99. The Senior Preferred Stock is not mandatorily redeemable within the meaning of ASC 480-10-25-4, because redemption is conditioned both upon the occurrence of a deemed liquidation event and upon the election of the requisite holders, and neither condition represents an unconditional obligation or an event certain to occur. Accordingly, the Senior Preferred Stock is not classified as a liability. The Senior Preferred Stock was initially recorded at its issuance-date fair value of $4,859,967, representing gross proceeds net of issuance costs. Because the Senior Preferred Stock is not currently redeemable, and the Company has determined that it is not probable that it will become redeemable, the Company has not adjusted the carrying amount of the Senior Preferred Stock to its redemption amount. The Company reassesses this determination at each reporting date. If redemption were to become probable, the Company would accrete the carrying amount to the redemption amount of $12,500,000 (an increase of $7,640,033 as of March 31, 2026) over the period from the date redemption becomes probable to the earliest redemption date, with the resulting charge recorded against retained earnings or, in the absence of retained earnings, additional paid-in capital, and deducted from net loss in determining net loss attributable to common stockholders.

As of March 31, 2026, the aggregate amount payable to the holders of Senior Preferred Stock and Series A Preferred Stock, in priority to the holders of Class A Voting Common Stock and Class B Non-Voting Common Stock, upon a liquidation, dissolution or winding up of the Company or upon a deemed liquidation event was $33,298,604, consisting of $12,500,000 payable to holders of Senior Preferred Stock and $20,798,604 payable to holders of Series A Preferred Stock.

As of December 31, 2025, the aggregate amount payable to the holders of Senior Preferred Stock and Series A Preferred Stock, in priority to the holders of Class A Voting Common Stock and Class B Non-Voting Common Stock, upon a liquidation, dissolution or winding up of the Company or upon a deemed liquidation event was $32,791,321, consisting of $12,500,000 payable to holders of Senior Preferred Stock and $20,291,321 payable to holders of Series A Preferred Stock.

F-16

NOTE 8: EMPLOYEE STOCK INCENTIVE PLAN

In May 2016, the Company implemented the 2016 Employee Stock Incentive Plan (the “Plan”) for employees and reserved 818,181 shares of Class A Voting Common Stock for issuance under the Plan. The Company’s Board of Directors amended the stock option Plan to reduce the number of authorized options from 818,181 to 733,424 per the terms of the December 2, 2020, stock purchase and exchange agreement. As of March 31, 2026 and December 31, 2025, there remains 135,924 and 175,924 shares, respectively, available for issuance under the Plan.

The following table is the summary of stock option activities for the three months ended March 31, 2026 and the year ended December 31, 2025:

	March 31, 2026		December 31, 2025
	Number of shares subject to options	Weighted-average exercise price	Number of shares subject to options	Weighted-average exercise price
Outstanding - beginning of period	242,500	$5.64	326,657	$5.12
Granted	40,000	5.22	112,500	5.22
Exercised	—	—	—	—
Forfeited	—	—	(196,657)	4.54
Expired	—	—	—	—
Outstanding - end of period	282,500	$5.58	242,500	$5.64
Exercisable - end of period	80,495	$5.26	80,495	$5.26

The Company uses the Black-Scholes option-pricing model to estimate the grant date fair value of stock options, which requires the use of assumptions, including the expected term of the option, expected volatility of its stock price, and the risk-free interest rate, among others. These assumptions reflect best estimates, however; they involve inherent uncertainties including market conditions and employee behavior that are generally outside of the Company’s control. Generally, once stock option values are determined, accounting practices do not permit them to be changed, even if the estimates used are different from actual results. All stock-based compensation is expensed when awarded to employees based on the grant date fair value of the awards over the requisite service period, adjusted for forfeitures. Stock compensation expense of $40,046 and $0 was recognized for the three months ended March 31, 2026 and 2025, respectively. The intrinsic value of the options outstanding as of March 31, 2026, was $2,743 with an unamortized compensation expense of $494,060 to be recorded over the next five years.

Key data inputs (estimates or assumptions) used to determine the fair value of stock options under the Black-Scholes option-pricing model is summarized in the following table:

	March 31, 2026	March 31, 2025
Risk-free interest rate	3.75%	—%
Expected dividend yield	—%	—%
Expected volatility	48.06%	—%
Term	7 years	—
Fair value of common stock	$5.22	—

The Company’s outstanding options at March 31, 2026 are as follows:

Options Outstanding				Options Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$3.40 - $6.87	282,500	8.57	$5.58	80,495	$5.26	$2,743

The Company’s outstanding options at December 31, 2025 are as follows:

Options Outstanding				Options Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$3.40 - $6.87	242,500	8.58	$5.64	80,495	$5.26	$2,743

F-17

Stock compensation is included in general and administrative expense in the Company’s consolidated statements of and comprehensive income/(loss).

	For the Three Months Ended March 31,
	2026	2025
Stock-based compensation expense	$40,046	$—

Stock compensation is included in general and administrative expense in the Company’s consolidated statements of and comprehensive income/(loss).

The Company has a Long-Term Incentive Plan that sets aside 5% of net proceeds from a liquidity event to be paid to the Company’s employees.

NOTE 9: NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders for the period by the weighted average shares of common stock outstanding during each period. Diluted net income, when applicable, per share is computed by dividing net income for the period by the weighted average shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding option grants.

 The reconciliations for the numerator and denominator for net loss attributable to common stockholders are as follows:

	For the Three Months Ended March 31,
	2026	2025

Numerator
Net income (loss)	$472,603	$(1,712,095)
Accretion of Series A redeemable convertible preferred stock to redemption value	(507,283)	(458,462)
Net loss attributable to common stockholders	(34,680)	(2,170,557)

Denominator
Weighted average common shares outstanding, basic and diluted	5,465,687	5,465,687

Net loss per share attributable to common stockholders	$(0.01)	$(0.40)

The following securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been anti-dilutive. Therefore, basic earnings per share is the same as fully dilutive earnings per share:

	For the Three Months Ended March 31,
	2026	2025
Stock options	282,500	326,657
Series A Preferred Stock	3,681,234	3,681,234
Total common stock equivalents	3,963,734	4,007,891

F-18

NOTE 10: INCOME TAX

The Company accounts for income taxes under ASC Topic 740 – Income Taxes. Under this standard, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company’s tax provision for interim periods is determined using an estimate of the annual effective income tax rate, adjusted for discrete items, if any, that occur in the relevant period. Each quarter the annual effective rate is updated, and if the estimated tax rate changes, a cumulative adjustment is made. Income tax expense of $0.186 million for the three months ended March 31, 2026 resulted in an effective income tax rate of 28.25%.

The Company’s projected effective income tax rate excluding the impact, if any, of discrete items is 23.43%, which is higher than the U.S. federal statutory rate of 21% primarily due to net Controlled Foreign Corporation tested income and state taxes.

The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 11: CONTINGENCIES

In the normal course of business, the Company may become involved in legal proceedings and claims. In accordance with ASC 450, Contingencies, the Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. When a range of reasonably possible loss exists, the Company accrues the most probable amount within the range. If no amount within the range is a better estimate than any other amount, the minimum amount in the range is accrued. Such accruals may include estimates of potential damages, external legal fees, and other directly related costs expected to be incurred.

Legal Proceedings

Tazinique Echols v. Feel the World, Inc. (pre-litigation ADA demand):

On January 20, 2026, Feel the World, Inc. received a pre-suit demand letter from Equal Access Law Group PLLC on behalf of Tazinique Echols, a visually impaired individual, alleging that accessibility barriers on xeroshoes.com violated Title III of the ADA by preventing her from completing an online purchase; the letter states an intent to seek injunctive relief, statutory damages where available, interest, and attorneys’ fees if litigation is filed, and offers to resolve the matter in exchange for remediation of the website and a $15,000.00 dollar payment and release.

F-19

Anthony Devies v. Feel the World, Inc. d/b/a Xero Shoes (threatened TCPA class action):

On October 26, 2025, the class action firm Shamis & Gentile, P.A. sent a certified-mail demand letter to Feel the World, Inc. d/b/a Xero Shoes asserting that automated telemarketing text messages were sent from short code 65099 to consumer Anthony Devies’cellular telephone without prior express consent and despite his registration on the National Do Not Call Registry, and stating that, absent a response by November 16, 2025, counsel will pursue a putative class action under the Telephone Consumer Protection Act seeking monetary and injunctive relief. As of March 17, 2026, Feel The World, Inc.'s attorney filed a motion-to-dismiss and the Plaintiff’s opposition briefing is still to come.

Leon Weingrad v. Feel the World, Inc.

A putative class action was filed on January 1, 2026, alleging violations of the Telephone Consumer Protection Act (TCPA) for sending unsolicited marketing text messages to individuals on the Do-Not-Call Registry and/or after opt-out requests. The Company has filed a motion to dismiss and/or strike the class allegations. In response, the plaintiff filed an amended complaint, and the Company filed another motion to dismiss and/or strike the class allegations, which remains pending. No settlement discussions have occurred, and the plaintiff has not provided a demand. It is too early to determine the outcome, and the probability of loss cannot be assessed at this stage (neither probable nor remote).

As of March 31, 2026, the Company has not recorded any accruals for loss contingencies. While certain threatened litigation matters exist, these matters are in the early stages, and management is unable to determine whether a loss is probable or reasonably possible, or to reasonably estimate the amount or range of potential loss, if any. Accordingly, no provision has been recorded in the accompanying consolidated financial statements. The Company will continue to evaluate these matters as additional information becomes available.

NOTE 12: SEGMENT REPORTING

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): “Improvements to Reportable Segment Disclosures to enhance the reportable segment disclosures.” The guidance requires additional disclosures about significant segment expenses.

As noted above, the Company is footwear brand focusing on natural movement, quality craftsmanship, and affordability. Xero Shoes® product lines currently include minimalist casual and performance shoes, boots, and sandals, as well as do-it-yourself (DIY) sandal kits. Its products are sold directly to customers through its own website, via third party sites such as Amazon, in certain retail stores, and to international wholesale and distribution partners.

The Company generates revenues in two business segments: (1) the North American operations which includes all foreign distributors outside of Europe, and (2) European operations which includes the European Union countries and the Middle Eastern wholesale accounts. The Company primarily sells through three channels: direct-to-consumer, third-party platforms such as Amazon, and wholesale/distribution.

The Company’s Chief Executive Officer is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company’s business activities as multiple operating and reportable segments. The CODM uses consolidated profit and loss to evaluate and measure performance. The following tables set forth significant segment assets and expenses.

F-20

	North
March 31, 2026	America	Europe	Total
Assets:
Cash	$2,590,764	$3,007,601	$5,598,365
Accounts receivable, net	2,539,770	1,802,371	4,342,141
Prepaid expenses	478,549	21,814	500,363
Income tax receivable	734,597	74,949	809,546
Inventory	12,594,925	5,645,228	18,240,153
Inventory in transit	533,406	307,390	840,796
Property and equipment, net	929,451	17,118	946,569
Intangible assets, net	1,137,412	—	1,137,412
Deposits	84,000	28,399	112,399
Deferred tax assets	1,056,242	42,977	1,099,219
Operating lease right-of-use assets	2,010,626	—	2,010,626
Total Assets	$24,689,742	$10,947,847	$35,637,589

	North
For the Three Months ended March 31, 2026	America	Europe	Total
Revenue	$12,460,159	$3,523,011	$15,983,170
Cost of revenue - product costs	4,507,505	1,975,623	6,483,128
Cost of revenue - fulfillment costs	1,439,762	414,694	1,854,456
Gross profit	6,512,892	1,132,694	7,645,586

Operating expenses:
General and administrative	1,438,860	80,838	1,519,698
Sales and marketing	3,095,513	654,649	3,750,162
Research and development	540,485	—	540,485
Operations	1,025,888	11,991	1,037,879
Total operating expenses	6,100,746	747,478	6,848,224

Income from operations	412,146	385,216	797,362

Other income (expense)
Interest expense	(88,791)	—	(88,791)
Other income (expense)	(73,200)	23,355	(49,845)
Total other income (expense)	(161,991)	23,355	(138,636)

Net income before income taxes	250,155	408,571	658,726

Provision for income taxes	156,563	29,560	186,123

Net income	$93,592	$379,011	$472,603

F-21

	North
March 31, 2025	America	Europe	Total
Assets:
Cash	$7,580,123	$1,061,203	$8,641,326
Accounts receivable, net	1,410,902	3,017,831	4,428,733
Prepaid expenses	399,524	6,673	406,197
Income tax receivable	777,265	389,144	1,166,409
Inventory	11,703,660	6,582,528	18,286,188
Inventory in transit	44,178	404,892	449,070
Property and equipment, net	1,128,578	22,189	1,150,767
Intangible assets, net	822,481	—	822,481
Deposits	89,000	31,233	120,233
Deferred tax assets	937,243	100,380	1,037,623
Operating lease right-of-use assets	2,722,700	—	2,722,700
Total Assets	$27,615,654	$11,616,073	$39,231,727

	North
For the Three Months Ended March 31, 2025	America	Europe	Total
Revenue	$11,516,308	$3,714,970	$15,231,278
Cost of revenue - product costs	4,993,224	1,753,297	6,746,521
Cost of revenue - fulfillment costs	1,655,520	495,854	2,151,374
Gross profit	4,867,564	1,465,819	6,333,383

Operating expenses:
General and administrative	1,361,790	74,040	1,435,830
Sales and marketing	3,487,276	500,282	3,987,558
Research and development	400,370	—	400,370
Operations	1,262,820	29,800	1,292,620
Total operating expenses	6,512,256	604,122	7,116,378

Income (loss) from operations	(1,644,692)	861,697	(782,995)

Other income (expense)
Interest expense	(108,439)	—	(108,439)
Gain (loss) on settlement	(406,719)	—	(406,719)
Other income (expense)	(113,215)	(25,467)	(138,682)
Total other income (expense)	(628,373)	(25,467)	(653,840)

Net income (loss) before income taxes	(2,273,065)	836,230	(1,436,835)

Provision for (benefit from) income taxes	367,024	(91,764)	275,260

Net income (loss)	$(2,640,089)	$927,994	$(1,712,095)

F-22

NOTE 13: RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s condensed consolidated financial statements as of and for the three months ended March 31, 2026 and 2025, management determined that the Series A Preferred Stock had been incorrectly measured since its issuance on December 2, 2020. The Series A Preferred Stock is redeemable at the election of the holders of a majority of the outstanding shares at any time on or after December 2, 2024 and is therefore classified as temporary equity in accordance with ASC 480-10-S99. The Company had correctly classified the instrument outside of permanent stockholders’ equity but had carried it at its par value of $368 rather than at its initial carrying amount, and had not accreted the instrument to its redemption value. Because the instrument was currently redeemable at each of March 31, 2026 and December 31, 2025, ASC 480-10-S99-3A requires that it be carried at its maximum redemption amount at each balance sheet date.

The Company has restated the accompanying condensed consolidated financial statements to record the Series A Preferred Stock at its redemption value of $20,798,604 and $20,291,321 as of March 31, 2026 and December 31, 2025, respectively, with a cumulative-effect adjustment of $18,457,106 to the opening balances of additional paid-in capital and retained earnings as of January 1, 2025. Accretion of $507,283 and $458,462 was recorded for the three months ended March 31, 2026 and 2025, respectively, as a charge against retained earnings.

Subsequent to the issuance of the Company’s condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the year ended December 31, 2025, management determined that the Senior Preferred Stock had been incorrectly measured since its issuance on March 21, 2025. The Senior Preferred Stock s redeemable upon the occurrence of a deemed liquidation event, which is not an event solely within the control of the Company, the Senior Preferred Stock is presented outside of permanent stockholders' equity (deficit) as temporary equity in the accompanying consolidated balance sheet in accordance with ASC 480-10-S99. The Company had correctly classified the instrument outside of permanent stockholders’ equity but had carried it at its par value of $50 rather than at its net proceeds amount. Because the instrument was redeemable upon the occurrence of a deemed liquidation event not under the control of the Company at each of March 31, 2026 and December 31, 2025, ASC 480-10-S99-3A requires that it be carried at its net proceeds amount at each balance sheet date.

The Company has restated the accompanying condensed consolidated financial statements to record the Senior Preferred Stock to reflect the $4,859,917 in net proceeds received from the sale of the shares.

1.	The Company determined that it had understated the value of its Series A Redeemable Convertible Preferred Stock’s carrying value by $20,798,236 consisting of a reclassification of $7,998,251 from additional paid in capital and $12,799,985 in accumulated accretion of the redemption value at March 31, 2026. Accretion for the three months ended March 31, 2026 was $507,283.

2.	The Company determined that it had understated the value of its Series A Redeemable Convertible Preferred Stock’s carrying value by $20,290,953 consisting of a reclassification of $7,998,251 from additional paid in capital and $12,292,702 in accumulated accretion of the redemption value at December 31, 2025. Accretion for the year ended December 31, 2025 was $1,833,847.

3.	The Company determined that it had understated the value of its Senior Preferred Stock overstated the value of additional paid in capital by $4,859,967 at March 31, 2026 and December 31, 2025.

4.	The Company determined that it had understated the value of its Series A Redeemable Convertible Preferred Stock’s carrying value by $18,915,568 consisting of a reclassification of $7,998,251 from additional paid in capital and $10,917,317 in accumulated accretion of the redemption value at March 31, 2025. Accretion for the three months ended March 31, 2025 was $458,462.

F-23

The following tables summarize the effect of the restatement on the specific items presented in our previously reported financial statements:

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2026

	March 31, 2026			March 31, 2026
ASSETS	(As Filed)		Adjustments	(As Restated)

Total assets	35,637,589			35,637,589

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Total liabilities	15,097,918			15,097,918

Commitments and contingencies				—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, liquidation preferences of 20,798,604 and $20,291,321 as of March 31, 2026 and December 31, 2025, respectively	—	(1)	20,798,604	20,798,604
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 shares issued and outstanding, aggregate liquidation preference of $12,500,000 as of March 31, 2026 and December 31, 2025	—	(3)	4,859,967	4,859,967
Total temporary equity	—		25,658,571	25,658,571

Stockholders' equity (deficit):
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, liquidation preferences of 20,798,604 and $20,291,321 as of March 31, 2026 and December 31, 2025, respectively	368	(1)	(368)	—
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 shares issued and outstanding, aggregate liquidation preference of $12,500,000 as of March 31, 2026 and December 31, 2025	50	(3)	(50)	—
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of March 31, 2026 and December 31, 2025	529			529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of March 31, 2026 and December 31, 2025	18			18
Additional paid-in capital	13,545,958	(1)	(7,998,251)	687,790
		(3)	(4,859,917)
Treasury stock	(4,424)			(4,424)
Retained earnings/(accumulated deficit)	7,860,072	(1)	(12,799,985)	(4,939,913)
Accumulated other comprehensive income/(loss)	(862,900)			(862,900)
Total stockholders' equity (deficit)	20,539,671		(25,658,571)	(5,118,900)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$35,637,589		$—	$35,637,589

F-24

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2025

	December 31, 2025			December 31, 2025
ASSETS	(As Filed)		Adjustments	(As Restated)

Total assets	$41,965,200			$41,965,200

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Total liabilities	$21,472,021			$21,472,021

Commitments and contingencies				—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	—	(1)	20,291,321	20,291,321
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively, aggregate liquidation preference of $12,500,000 as of December 31, 2025	—	(2)	4,859,967	4,859,967
Total temporary equity	—		25,151,288	25,151,288

Stockholders' equity (deficit):
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	368	(1)	(368)	—
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively, aggregate liquidation preference of $12,500,000 as of December 31, 2025	50	(2)	(50)	—
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of December 31, 2025 and 2024	529			529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of December 31, 2025 and 2024	18			18
Additional paid-in capital	13,505,912	(1)	(7,998,251)	647,744
		(2)	(4,859,917)
Treasury stock	(4,424)			(4,424)
Retained earnings/(accumulated deficit)	7,387,469	(1)	(12,292,702)	(4,905,233)
Accumulated other comprehensive income/(loss)	(396,743)			(396,743)
Total stockholders' equity (deficit)	20,493,179		(25,151,288)	(4,658,109)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$41,965,200		$—	$41,965,200

F-25

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For The Three Months Ended March 31, 2026

	Three Months Ended		Three Months Ended
	March 31, 2026		March 31, 2026
	(As Filed)	Adjustments	(As Restated)

Revenue	$15,983,170		$15,983,170
Cost of revenue - product costs	6,483,128		6,483,128
Cost of revenue - fulfillment costs	1,854,456		1,854,456
Gross profit	7,645,586		7,645,586

Total operating expenses	6,848,224		6,848,224

Income (loss) from operations	797,362		797,362

Total other expense	(138,636)		(138,636)

Net income before income taxes	658,726		658,726

Provision for income taxes	186,123		186,123

Net income	$472,603		$472,603

Other comprehensive income (loss)

Foreign currency translation (loss) gain	(466,157)		(466,157)

Total comprehensive income (loss)	$6,446		$(500,837)

Accretion of Series A redeemable convertible preferred stock to redemption value	— (1)	(507,283)	(507,283)

Net income (loss) attributable to common stockholders	$472,603	(507,283)	$(34,680)

Weighted average common shares outstanding, basic and diluted	5,465,687		5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.01)		$(0.01)

F-26

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For The Three Months Ended March 31, 2025

	Three Months Ended		Three Months Ended
	March 31, 2025		March 31, 2025
	(As Filed)	Adjustments	(As Restated)

Revenue	$15,231,278		$15,231,278
Cost of revenue - product costs	6,746,521		6,746,521
Cost of revenue - fulfillment costs	2,151,374		2,151,374
Gross profit	6,333,383		6,333,383

Total operating expenses	7,116,378		7,116,378

Income (loss) from operations	(782,995)		(782,995)

Total other expense	(653,840)		(653,840)

Net loss before income taxes	(1,436,835)		(1,436,835)

Provision for income taxes	275,260		275,260

Net loss	$(1,712,095)		$(1,712,095)

Other comprehensive income (loss)

Foreign currency translation (loss) gain	586,790		586,790

Total comprehensive loss	$(1,125,305)		$(1,583,767)

Accretion of Series A redeemable convertible preferred stock to redemption value	— (4)	$(458,462)	(458,462)

Net loss attributable to common stockholders	$(1,712,095)	(458,462)	$(2,170,557)

Weighted average common shares outstanding, basic and diluted	5,465,687		5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.40)		$(0.40)

F-27

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

For The Three Months Ended March 31, 2026 and 2025 (As Restated)

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2024, as restated	3,681,234	$18,457,474	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$604,464	$(1,043,815)	$(699,478)	$(1,142,706)

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	4,859,967	—	—	—	—	—	—	70,494	—	—	70,494
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	586,790	—	586,790
Accretion of Series A redeemable convertible preferred stock	—	458,462	—	—	—	—	—	—	—	—	—	—	(458,462)	(458,462)
Net loss	—	—	—	—	—	—	—	—	—	—	—		(1,712,095)	(1,712,095)

Ending balance, March 31, 2025, as restated	3,681,234	$18,915,936	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$674,958	$(457,025)	$(2,870,035)	$(2,655,979)

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2025, as restated	3,681,234	$20,291,321	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$647,744	$(396,743)	$(4,905,233)	$(4,658,109)

Stock compensation	—	—	—	—	—	—	—	—	—	—	40,046	—	—	40,046
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(466,157)	—	(466,157)
Accretion of Series A redeemable convertible preferred stock	—	507,283	—	—	—	—	—	—	—	—	—	—	(507,283)	(507,283)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	472,603	472,603

Ending balance, March 31, 2026, as restated	3,681,234	$20,798,604	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$687,790	$(862,900)	$(4,939,913)	$(5,118,900)

F-28

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

For The Three Months Ended March 31, 2026 and 2025 (As Filed)

	Temporary Equity		Stockholders’ Equity
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2025	3,681,234	$368	500,000	$50	5,289,980	$529	175,707	$18	1,125	$(4,424)	$13,505,912	$(396,743)	$7,387,469	$20,493,179

Stock compensation	—	—	—	—	—	—	—	—	—	—	40,046	—	—	40,046
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(466,157)	—	(466,157)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	472,603	472,603

Ending balance, March 31, 2026	3,681,234	$368	500,000	$50	5,289,980	$529	175,707	$18	1,125	$(4,424)	$13,545,958	$(862,900)	$7,860,072	$20,539,671

	Temporary Equity		Stockholders’ Equity
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2024	3,681,234	$368	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$8,602,715	$(1,043,815)	$9,759,377	$17,314,768

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	50	—	—	—	—	—	—	4,930,411	—	—	4,930,461
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	586,790	—	586,790
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(1,712,095)	(1,712,095)

Ending balance, March 31, 2025	3,681,234	$368	500,000	$50	5,289,980	$529	175,707	$18	1,125	$(4,424)	$13,533,126	$(457,025)	$8,047,282	$21,119,924

F-29

NOTE 14: SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the consolidated balance sheet date through September 24, 2026 to determine if they must be reported. Management has determined that other than reported below, there were no additional reportable subsequent events to be disclosed.

Receipt of Tariff Refund

Subsequent to March 31, 2026, the Company received $1,872,775 of refunds of previously paid IEEPA tariffs.

Legal Proceedings

Tazinique Echols v. Feel the World, Inc. (pre-litigation ADA demand):

On January 20, 2026, Feel the World, Inc. received a pre-suit demand letter from Equal Access Law Group PLLC on behalf of Tazinique Echols, a visually impaired individual, alleging that accessibility barriers on xeroshoes.com violated Title III of the ADA by preventing her from completing an online purchase; the letter states an intent to seek injunctive relief, statutory damages where available, interest, and attorneys’ fees if litigation is filed, and offers to resolve the matter in exchange for remediation of the website and a $15,000.00 dollar payment and release. On June 1, 2026, the Company entered into a settlement agreement for $10,000 and the matter has been closed.

Effective Registration Statement

The Company’s Form for Registration of Securities on Form 10, as filed with the Securities and Exchange Committee on July 24, 2026, was declared effective on August 12, 2026. Upon our registration statement being deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

F-30